                                                                    EXHIBIT 99.1

NEWS RELEASE

Media Contact:                      Investor Contact:
Nancy Farrar                        Neil Shoop
Farrar Public Relations             Treasurer
(817)937-1557                       (214)589-8561

FOR IMMEDIATE RELEASE

                TRINITY INDUSTRIES REPORTS 2002 OPERATING RESULTS

         DALLAS - March 5, 2003. Trinity Industries, Inc. (NYSE:TRN) today reported financial results for the three months and year ended December 31, 2002.

         For the year ended December 31, 2002, the company reported a net loss of $19.6 million, or 43 cents per diluted share, on revenues of $1.5 billion. This compares with a net loss (including unusual charges discussed below) of $74.4 million, or $1.94 per diluted share, on revenues of $1.8 billion for 2001.

         For the quarter ended December 31, 2002, the company reported a net loss of $11.5 million, or 25 cents per diluted share, on revenues of $349 million. This compares with a net loss of $52.2 million, or $1.23 per diluted share, on revenues of $507.3 million in the same quarter of 2001.

         In the year and quarter ended December 31, 2001, the company recorded pretax charges of $122.2 million and $66.4 million, respectively ($2.25 per share and $1.30 per share after tax for the year and quarter, respectively), related to restructuring the Rail Group in connection with the Thrall merger and the down cycle in the North American railcar industry and other matters.

         "While I am not pleased with a net loss for the year, I am pleased with the progress we have made in positioning ourselves for the eventual upturn in railcar demand and in managing through the current business cycle," said Timothy
R. Wallace, Trinity's Chairman, President and CEO.

         "During this economic downturn, we have been able to reduce costs, improve our products and processes, eliminate unprofitable products, and increase the focus on our customers," added Wallace. "At the same time, we have reduced our investment in inventory and accounts receivable by $88 million and secured new long-term financing arrangements to support the growth in our lease fleet at a time when new credit was very tight."

         "Industry railcar demand in North America has improved over the last two quarters and our market share of new orders was about 45% in the fourth quarter. Industry orders for railcars in North America have been at a healthy pace the last two quarters and, if they are sustained at this level over a longer period, it should bode well for us and our industry. With the investment we have made in our lease fleet, our Railcar Leasing and Management Services Group continues to contribute stable earnings," said Wallace.

         Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation's leading diversified industrial companies. Trinity reports five principal business segments: the Trinity Rail Group, Trinity Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Industrial Products Group. Trinity's web site may be accessed at http://www.trin.net.

         This news release contains "forward looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to expectations, intentions and predictions of future financial performance. Statements that are not historical facts are forward looking. Readers are directed to Trinity's Form 10-K and other SEC filings for a description of certain of the business issues and risks, a change in any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made. Trinity undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made.


                              - TABLES TO FOLLOW -

                            Trinity Industries, Inc.
                     Condensed Consolidated Income Statement
                     (in millions, except per share amounts)


                                                             Three Months Ended                 Twelve Months Ended
                                                                December 31                         December 31
                                                       ------------------------------      ------------------------------
                                                          2001*              2002              2001**            2002
                                                       ------------      ------------      ------------      ------------
Revenues                                               $      507.3      $      349.4      $    1,766.5      $    1,487.3

Operating profit (loss)                                $      (57.8)     $       (2.0)     $      (74.6)     $       10.7

Other expense                                                  10.8              11.6              28.0              35.1
                                                       ------------      ------------      ------------      ------------

Income (loss) before income taxes                             (68.6)            (13.6)           (102.6)            (24.4)

Provision (benefit) for income taxes                          (16.4)             (2.1)            (28.2)             (4.8)
                                                       ------------      ------------      ------------      ------------

Net income (loss)                                      $      (52.2)     $      (11.5)     $      (74.4)     $      (19.6)
                                                       ============      ============      ============      ============

Net income (loss) per common share:
  Basic                                                $      (1.23)     $      (0.25)     $      (1.94)     $      (0.43)
                                                       ============      ============      ============      ============

  Diluted                                              $      (1.23)     $      (0.25)     $      (1.94)     $      (0.43)
                                                       ============      ============      ============      ============

Weighted average number of shares outstanding:
  Basic                                                        42.3              45.5              38.3              45.3
  Diluted                                                      42.3              45.5              38.3              45.3


* The three months ended December 31, 2001 includes pretax charges of $66.4 million ($50.4 million after tax or $1.30 per share) related primarily to restructuring the Company's railcar operations in connection with the Thrall merger and other matters. For the three months ended December 31, 2001, $64.3 million is included in operating profit and $2.1 million in other expenses.

** The twelve months ended December 31, 2001 includes pretax charges of $122.2 million ($86.1 million after tax or $2.25 per share) related primarily to restructuring the Company's railcar operations in connection with the Thrall merger, additional plant closings, severance, asset write downs and litigation. For the twelve months ended December 31, 2001, $120.1 million is included in operating profit and $2.1 million in other expenses.

                            Trinity Industries, Inc.
                             Condensed Segment Data
                                  (in millions)

REVENUES:

                                                  Three Months Ended                  Twelve Months Ended
                                                      December 31                         December 31
                                             ------------------------------      ------------------------------
                                                 2001              2002              2001              2002
                                             ------------      ------------      ------------      ------------
Rail Group                                   $      281.5      $      161.0      $      957.5      $      629.4

Construction Products Group                         128.1             103.9             550.3             504.8

Inland Barge Group                                   48.0              44.9             206.7             211.7

Industrial Products Group                            37.8              37.9             147.5             143.1

Railcar Leasing & Management
  Services Group                                     43.0              33.0             114.1             114.7

All Other                                            23.2               7.6             106.0              39.5

Eliminations                                        (54.3)            (38.9)           (315.6)           (155.9)
                                             ------------      ------------      ------------      ------------
      Total revenues                         $      507.3      $      349.4      $    1,766.5      $    1,487.3
                                             ============      ============      ============      ============

OPERATING PROFIT (LOSS):

                                                  Three Months Ended                  Twelve Months Ended
                                                      December 31                         December 31
                                             ------------------------------      ------------------------------
                                                 2001              2002              2001              2002
                                             ------------      ------------      ------------      ------------
Rail Group                                   $      (66.2)     $      (10.4)     $     (104.4)     $      (41.5)

Construction Products Group                          11.1               6.4              48.9              48.3

Inland Barge Group                                    4.8               0.4              11.6               4.7

Industrial Products Group                             1.9               0.1               2.8               2.4

Railcar Leasing & Management
  Services Group                                     11.0               9.9              38.0              31.3

All Other                                           (15.9)             (0.8)            (35.8)             (5.7)

Corporate & Eliminations                             (4.5)             (7.6)            (35.7)            (28.8)
                                             ------------      ------------      ------------      ------------
      Consolidated                           $      (57.8)     $       (2.0)     $      (74.6)     $       10.7
                                             ============      ============      ============      ============

                            Trinity Industries, Inc.
                      Condensed Consolidated Balance Sheet
                                  (in millions)


                                              December 31, 2001  December 31, 2002
                                              -----------------  -----------------
Cash and equivalents                             $       22.2      $       19.1
Receivables and inventories                             469.7             381.5
Income tax receivable                                     9.8              50.0
Property, plant and equipment, at cost                1,434.9           1,551.8
Less accumulated depreciation                          (555.8)           (604.4)
Other assets                                            571.2             544.9
                                                 ------------      ------------
                                                 $    1,952.0      $    1,942.9
                                                 ============      ============

Accounts payable and
  accrued liabilities                            $      424.9      $      396.0
Debt                                                    476.3             488.9
Other liabilities                                        41.4              56.4
Stockholders' equity                                  1,009.4           1,001.6
                                                 ------------      ------------
                                                 $    1,952.0      $    1,942.9
                                                 ============      ============


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